Exhibit 4.1

MEMORIAL RESOURCE DEVELOPMENT CORP.

As Issuer

MEMORIAL RESOURCE FINANCE CORP.

MRD OPERATING LLC

LINCOLN MINERALS LLC

As Guarantors

5.875% SENIOR NOTES DUE 2022

SECOND SUPPLEMENTAL INDENTURE

Dated as of August 23, 2016

TO

INDENTURE

Dated as of July 10, 2014

U.S. BANK NATIONAL ASSOCIATION

As Trustee

SECOND SUPPLEMENTAL INDENTURE, dated as of August 23, 2016 (this “Second Supplemental Indenture”), among Memorial Resource Development Corp., a Delaware corporation (the “Company”), as issuer, the entities listed as guarantors on the signature pages hereto (the “Subsidiary Guarantors”), as guarantors, and U.S. Bank National Association, as trustee (the “Trustee”).

RECITALS

The Company, certain subsidiaries of the Company, and the Trustee have previously executed and delivered that certain Indenture, dated as of July 10, 2014 (the “Base Indenture” and, as supplemented by the First Supplemental Indenture (as defined below), the “Indenture”), pursuant to which the Company’s 5.875% Senior Notes due 2022 (the “Notes”) have been issued.

Section 9.02 of the Base Indenture provides that, subject to certain exceptions, the Company, the Company’s subsidiaries that are guarantors of the Notes under the Base Indenture (the “Note Guarantors”), and the Trustee may amend or supplement the Base Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

$600,000,000 aggregate principal amount of the Notes is currently outstanding, and the Subsidiary Guarantors currently constitute the only Note Guarantors. Pursuant to Section 10.05 of the Base Indenture, in February 2015, Wildhorse Resources, LLC, a previous guarantor of the Notes, ceased to be such guarantor upon merging into MRD Operating LLC, a Subsidiary Guarantor. In addition, Classic Hydrocarbons GP Co., L.L.C., Classic Hydrocarbons Holdings, L.P., Classic Operating Co. LLC, Classic Hydrocarbons Operating, LLC, Classic Hydrocarbons, Inc., Craton Energy GP III, LLC, Craton Energy Holdings III, LP, and Beta Operating Company, LLC, which were all previous guarantors of the Notes, ceased to be such guarantors upon their sale to Memorial Production Partners LP in February 2015 and June 2016 in transactions that satisfied Sections 10.05 and 4.10 of the Base Indenture. On June 20, 2016, the Company entered into a First Supplemental Indenture to the Base Indenture (the “First Supplemental Indenture”) with Lincoln Minerals LLC, the other subsidiaries of the Company named therein as guarantor parties thereto, and the Trustee, solely to supplement the Base Indenture to add Lincoln Minerals LLC as a guarantor of the Notes.

Upon the terms and subject to the conditions set forth in the Offering Memorandum and Consent Solicitation Statement of Range Resources Corporation, a Delaware corporation (“Range”), dated as of August 3, 2016 (the “Offering Memorandum and Consent Solicitation Statement”), and the related letter of transmittal and consent, Range has offered to either (i) exchange (the “Exchange Offer”) any and all of the Notes held by certain Holders of the Notes (“Eligible Holders”) for new 5.875% Senior Notes due July 1, 2022 (“New Notes”) to be issued by Range and cash or (ii) purchase such Notes for cash (the “Eligible Holders Cash Tender Offer” and, together with the Exchange Offer, the “Exchange and Cash Tender Offer”). Range has also offered to purchase for cash (the “Concurrent Cash Tender Offer” and, together with the Exchange and Cash Tender Offer, the “Offers” and each, an “Offer”) any and all of the Notes held by Holders of the Notes that are not eligible to participate in the Exchange and Cash Tender Offer, upon the terms and subject to the conditions set forth in Range’s Offer to Purchase and Consent Solicitation Statement, dated as of August 3, 2016 (the “Offer to Purchase and Consent Solicitation Statement” and, together with the Offering Memorandum and Consent Solicitation Statement, the “Offering Documents”), and the related letter of transmittal and consent.

Concurrently with the Offers, Range has solicited consents (the “Consent Solicitations” and, together with the Offers, the “Offers and Consent Solicitations”) from Holders of the Notes to amend the Base Indenture in the manner described in the Offering Documents and as set forth herein (such amendments, the “Proposed Amendments”). Under the Offers and Consent Solicitations, a Holder of Notes may not deliver a consent in any Consent Solicitation, with respect to any Note, without tendering such Note for exchange or purchase, as applicable, in the related Offer.

Holders of a majority in aggregate principal amount of the Notes currently outstanding have consented to the Proposed Amendments.

Each of the Offering Documents provides that while this Second Supplemental Indenture shall be effective upon execution and delivery thereof, it shall become operative only upon consummation of the applicable Offer; pursuant to the terms of the Offering Documents, Range’s obligation to accept for exchange or purchase, and to pay or deliver the applicable consideration for, Notes validly tendered (and not validly withdrawn) in the Offers is subject to the satisfaction or waiver of certain conditions, including the consummation of the Merger (as defined in the Offering Documents).

The execution and delivery of this Second Supplemental Indenture has been duly authorized by the board of directors of the Company and by the board of directors or sole member, as applicable, of each Subsidiary Guarantor.

The Company has requested that the Trustee join it and the Subsidiary Guarantors in the execution of this Second Supplemental Indenture, and, in connection with that request, the Company has provided the Trustee with (i) the resolutions of the board of directors of the Company and of the board of directors or sole member, as applicable, of each Subsidiary Guarantor, authorizing the execution and delivery of this Second Supplemental Indenture, (ii) evidence satisfactory to the Trustee of the consents to the Proposed Amendments from Holders of a majority in aggregate principal amount of the Notes currently outstanding, and (iii) an Officers’ Certificate and an Opinion of Counsel relating to this Second Supplemental Indenture as contemplated by the Base Indenture.

All things necessary to make this Second Supplemental Indenture a valid agreement of the Company, the Subsidiary Guarantors and the Trustee and a valid amendment of the Base Indenture have been done.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, it is mutually covenanted and agreed, with binding effect on all parties hereto and all Holders of the Notes, as follows:

ARTICLE I

DEFINED TERMS

Defined Terms. Except as otherwise expressly provided in the preamble and recitals of this Second Supplemental Indenture or otherwise clearly required by the context hereof, all capitalized terms used and not defined in this Second Supplemental Indenture that are defined in the Base Indenture shall have the respective meanings assigned to them in the Base Indenture.

ARTICLE II

AMENDMENTS TO BASE INDENTURE

SECTION 2.01. Amendment to Section 4.03 Reports. Section 4.03 of the Base Indenture is hereby deleted in its entirety and replaced with the following: “Section 4.03 [Intentionally Omitted].” Accordingly, all other references in the Base Indenture to Section 4.03 shall cease to have effect.

SECTION 2.02. Amendment to Section 4.07 Restricted Payments. Section 4.07 of the Base Indenture is hereby deleted in its entirety and replaced with the following: “Section 4.07 [Intentionally Omitted].” Accordingly, all other references in the Base Indenture to Section 4.07 shall cease to have effect.

SECTION 2.03. Amendment to Section 4.08 Dividends and Other Payment Restrictions Affecting Subsidiaries. Section 4.08 of the Base Indenture is hereby deleted in its entirety and replaced with the following: “Section 4.08 [Intentionally Omitted].” Accordingly, all other references in the Base Indenture to Section 4.08 shall cease to have effect.

SECTION 2.04. Amendment to Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock. Section 4.09 of the Base Indenture is hereby deleted in its entirety and replaced with the following: “Section 4.09 [Intentionally Omitted].” Accordingly, all other references in the Base Indenture to Section 4.09 shall cease to have effect.

SECTION 2.05. Amendment to Section 4.10 Asset Sales. Section 4.10 of the Base Indenture is hereby deleted in its entirety and replaced with the following: “Section 4.10 [Intentionally Omitted].” Accordingly, all other references in the Base Indenture to Section 4.10 shall cease to have effect.

SECTION 2.06. Amendment to Section 4.11 Transactions with Affiliates. Section 4.11 of the Base Indenture is hereby deleted in its entirety and replaced with the following: “Section 4.11 [Intentionally Omitted].” Accordingly, all other references in the Base Indenture to Section 4.11 shall cease to have effect.

SECTION 2.07. Amendment to Section 4.12 Liens. Section 4.12 of the Base Indenture is hereby deleted in its entirety and replaced with the following: “Section 4.12 [Intentionally Omitted].” Accordingly, all other references in the Base Indenture to Section 4.12 shall cease to have effect.

SECTION 2.08. Amendment to Section 4.17 Designation of Restricted and Unrestricted Subsidiaries. Section 4.17 of the Base Indenture is hereby deleted in its entirety and replaced with the following: “Section 4.17 [Intentionally Omitted].” Accordingly, all other references in the Base Indenture to Section 4.17 shall cease to have effect.

SECTION 2.09. Amendment to Section 4.18 Covenant Termination. Section 4.18 of the Base Indenture is hereby deleted in its entirety and replaced with the following: “Section 4.18 [Intentionally Omitted].” Accordingly, all other references in the Base Indenture to Section 4.18 shall cease to have effect.

SECTION 2.10. Amendments to Clauses (g), (h), (i) and (j) of Section 6.01 Events of Default. Sections 6.01(g), 6.01(h), 6.01(i) and 6.01(j) of the Base Indenture are each hereby deleted in their entirety and respectively replaced with the following: “(g) [Intentionally Omitted].”; “(h) [Intentionally Omitted].”; “(i) [Intentionally Omitted].”; and “(j) [Intentionally Omitted].” Accordingly, all other references in the Base Indenture to Sections 6.01(g), 6.01(h), 6.01(i) and 6.01(j) shall cease to have effect.

SECTION 2.11. Amendments to Article 5 Successors.

(a) Section 5.01(a) of the Base Indenture is hereby amended by deleting clause (4) of Section 5.01(a) in its entirety and renumbering paragraph (5) of Section 5.01(a) as paragraph (4) thereof. Accordingly, the reference to “and clause (4) of Section 5.01(a) hereof” in Section 8.03 of the Base Indenture shall cease to have effect.

(b) Section 5.01(b) of the Base Indenture is hereby deleted in its entirety and replaced with the following: “(b) [Intentionally Omitted].”

SECTION 2.12. Amendment to definition of Change of Control. The definition of “Change of Control” in Section 1.01 of the Base Indenture is hereby amended and restated in its entirety to read as follows:

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer (including Equity Interests of Restricted Subsidiaries) and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than any Permitted Holder;

(2) the adoption of a plan relating to the liquidation or dissolution of the Issuer; or

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than any Permitted Holder, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Issuer, measured by voting power rather than number of shares, units or the like; provided, however, that a transaction in which the Issuer becomes a Subsidiary of another Person shall not constitute a Change of Control if, immediately following such transaction, the “persons” (as defined above) who were Beneficial Owners of the Voting Stock of the Issuer immediately prior to such transaction Beneficially Own, directly or indirectly through one or more intermediaries, 50% or more of the total voting power of the Voting Stock of such other Person of whom the Issuer has become a Subsidiary;

provided, however, that, notwithstanding any provision in this Agreement to the contrary, the Range Merger shall not constitute a Change of Control.”

SECTION 2.13. Addition of Range Merger definition. Section 1.01 of the Base Indenture is hereby amended and supplemented to add the following definition of “Range Merger” in appropriate alphabetic sequence:

““Range Merger” means the acquisition of Memorial Resource Development Corp. by Range Resources Corporation, a Delaware corporation, pursuant to an Agreement and Plan of Merger, dated as of May 15, 2016, by and among Range Resources Corporation, Medina Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Range Resources Corporation, and Memorial Resource Development Corp., as such Agreement and Plan of Merger may be amended, supplemented or amended and restated.”

SECTION 2.14. Other Amendments to Sections 1.01 Definitions and Amendments to 1.02 Other Definitions. Section 1.01 of the Base Indenture is hereby amended by deleting all defined terms and related definitions in Section 1.01 of the Base Indenture that, after giving effect to the other amendments in this Second Supplemental Indenture, are not used in the Base Indenture; and Section 1.02 of the Base Indenture is hereby amended by deleting all defined terms referred to therein that, after giving effect to the other amendments in this Second Supplemental Indenture, are not used in the Base Indenture.

ARTICLE III

MISCELLANEOUS

SECTION 3.01. Effectiveness. Notwithstanding that this Second Supplemental Indenture shall be effective upon the execution and delivery thereof by the parties hereto, this Second Supplemental Indenture shall become operative only upon the occurrence of all the following: (i) Range’s acceptance for exchange or purchase, as applicable, of all the Notes validly tendered (and not validly withdrawn) in the Offers, (ii) Range’s exchange of all of those accepted Notes tendered for exchange for the principal amount of New Notes and cash required under the terms of the Exchange Offer, (iii) Range’s payment of the cash consideration required under the terms of the Eligible Holders Cash Tender Offer and Concurrent Cash Tender Offer for all of those accepted Notes tendered for purchase in those Offers, (iii) the Company’s delivery of an Officers’ Certificate to the Trustee informing the Trustee of such acceptance, exchange and purchase and (iv) the consummation of the Range Merger (as defined in Section 2.13 hereof).

SECTION 3.02. Ratification. The Indenture, as amended by this Second Supplemental Indenture, is in all respects hereby ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 3.03. Successors. All agreements of the Company, the Subsidiary Guarantors and the Trustee in this Second Supplemental Indenture shall bind their respective successors.

SECTION 3.04. Severability. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.05. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 3.06. Governing Law. The internal law of the State of New York shall govern and be used to construe this Second Supplemental Indenture.

SECTION 3.07. Trustee. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness, except that the Trustee confirms receipt of the items stated in the recitals to have been provided to the Trustee by the Company in connection with the Company’s request that the Trustee join in the execution of this Second Supplemental Indenture.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

MEMORIAL RESOURCE DEVELOPMENT CORP.

By:	/s/ Andrew J. Cozby
Name: Andrew J. Cozby
Title: Senior Vice President and Chief Financial Officer

GUARANTORS:

MEMORIAL RESOURCE FINANCE CORP.

By:	/s/ Andrew J. Cozby
Name: Andrew J. Cozby
Title: Vice President and Chief Financial Officer

MRD OPERATING LLC

By:	Memorial Resource Development Corp.,
its sole member

By:	/s/ Andrew J. Cozby
Name: Andrew J. Cozby
Title: Senior Vice President and Chief Financial Officer

LINCOLN MINERALS LLC

By:	Memorial Resource Development Corp.,
its sole member

By:	/s/ Andrew J. Cozby
Name: Andrew J. Cozby
Title: Senior Vice President and Chief Financial Officer

[Signature Page Continues]

Second Supplemental Indenture – 5.875% Senior Notes due 2022

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Israel Lugo
Name: Israel Lugo Title: Vice President

Second Supplemental Indenture – 5.875% Senior Notes due 2022